Exhibit 10.1

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”) is entered into on August 21, 2017 (the “Effective Date”) by and between MISONIX, INC., a New York corporation, with principal offices at 1938 New Highway, Farmingdale, New York 11735 (“Employer”), and JOSEPH P. DWYER, with an address at 3 Cordwood Court, East Northport, New York 11731 (“Executive”).

WHEREAS, Employer is engaged in the business of developing, manufacturing and/or marketing therapeutic ultrasonic instruments for spine surgery, neurosurgery and other surgical specialties (“Employer’s Business”); and

WHEREAS, Employer and Executive desire and enter into an employment agreement providing for Executive’s employment by Employer as follows:

1.           Employment

(a)          During the Term of Employment (as defined in Section 2), Executive shall report exclusively and directly to the Chief Executive Officer of Employer and will have, at all times during the Term of Employment, the title of Chief Financial Officer. Executive shall have such responsibilities, authorities, duties and reporting employees as are usual and customary for the chief financial officer of an enterprise of the size and nature of Employer, in accordance with the terms and conditions contained in this Agreement.

(b)          Commencing on the Effective Date, Executive shall devote substantially all of his working time during normal business hours to Employer’s Business as conducted from time to time. It is agreed that Executive may serve on the board of directors of not more than two (2) companies unrelated to the Employer, provided, however, that Executive’s service on any such board is approved in advance by the Compensation Committee of the Board (the “Compensation Committee”), provided further, that such approval shall not be unreasonably withheld. For the avoidance of doubt, it shall not be considered a violation of this Agreement for Executive to, (a) engage in or serve such professional, civic, trade association, charitable, community, educational, religious or similar types of organizations or speaking engagements, as Executive may select and (b) attend to Executive’s personal matters and/or Executive’s and/or his family’s personal finances, investments and business affairs, so long as such service or activities described in clauses (a) and (b) immediately preceding do not significantly interfere with the performance of Executive’s responsibilities as an employee of Employer in accordance with this Agreement.

2.           Term

The term of Executive’s employment under this Agreement shall commence on the Effective Date and end on August 21, 2019 (the “Initial Term”). Thereafter, this Agreement shall be automatically renewed and extended for consecutive one (1) year renewal terms, unless either party sends to the other party a notice of non-renewal at least ninety (90) days prior to the expiration of the Initial Term or any then-current renewal term (each, a “Renewal Term”, and collectively with the Initial Term and any Renewal Term, the “Term of Employment”). The Initial Term and each Renewal Term are subject to earlier termination as set forth in Section 5. Notwithstanding the Initial Term or any Renewal Term, payments to Executive in the event the Term of Employment is terminated hereunder are set forth exclusively in Section 5 below, and Executive shall be entitled to no additional payments or damages except as may be provided in the Stock Option Award (as defined in Section 3(c)).

3.           Compensation

(a)          Employer shall pay to Executive an annual base salary of not less than Two Hundred Seventy-Five Thousand and 00/100 Dollars ($275,000.00) per annum (the “Annual Base Salary”) during the Term of Employment, subject to review by the Board at least annually for increase but not for decrease. All payments shall be made in equal monthly installments, in arrears, or such other installments as may be consistent with the payroll practices of Employer for its executives.

(b)          During the Term of Employment, Executive shall be eligible to receive annual bonuses in the discretion of the chief executive officer or the Board of Directors of the Company (the “Board”).

(c)          Executive, on the Effective Date, shall receive a one-time grant of a stock option to purchase one hundred thousand (100,000) shares (the “Stock Option Award”) of Employer’s common stock, par value $.01 per share (“Common Stock”), under the Misonix, Inc. 2017 Equity Incentive Plan or another equity plan adopted by the Board and approved by Employer’s shareholders (in each case, the “Plan”). The Stock Option Award shall have an exercise price equal to fair market value as defined in the Plan and shall vest and become exercisable in four equal annual installments from the date of grant, as provided in a mutually acceptable stock option agreement. Employer and Employee shall execute such stock option agreement to evidence the Stock Option Award. The terms of the Stock Option Award shall be as provided for by the Plan and stock option agreement.

(d)          Nothing contained in the foregoing shall limit Executive’s eligibility to receive any other incentive compensation pursuant to Employers’ then-current bonus or equity-based plans.

4.           Additional Executive Benefits

(a)          Employer shall promptly reimburse Executive for all documented travel, entertainment and other business expenses reasonably incurred by Executive in connection with the performance of Executive’s duties under this Agreement, in accordance with applicable Employer policies.

(b)          Executive shall be entitled to not less than three (3) weeks of vacation each year.

(c)          Executive and his family shall be entitled to receive employee welfare benefits, including profit sharing or pension plans, life insurance, health, medical, dental, hospitalization, prescription drug, disability, accidental death and travel accident insurance benefits, and fringe benefits and perquisites, in accordance with the most favorable plans, practices, programs and policies of Employer (on the most favorable terms and conditions) in effect for its senior executives from time to time. Executive and his family shall be eligible for such benefits commencing on the Effective Date, subject to any initial probationary periods generally applicable with respect to such benefits.

2

5.           Termination

(a)          Termination for Cause or without Good Reason. Employer may terminate this Agreement for Cause and Executive may terminate his employment without Good Reason (as such terms are defined below). In the event of such a termination, Executive shall receive payment of unpaid Annual Base Salary through the date of such termination, accrued but unused vacation and sick days, any authorized but unpaid annual bonus, reimbursement for any unreimbursed expenses under Section 4 of this Agreement incurred through the date of termination, and all other payments, benefits and rights under any benefit, compensation, incentive, equity or fringe benefit plan, program or arrangement or grant (such payments, rights and benefits are collectively referred to hereinafter as “Accrued Benefits”), payable no later than seven (7) days following such termination or as soon as practicable under the terms and conditions of the applicable plan, program or arrangement that are applicable to other senior executive participants.

(i)          For purposes of this Agreement, “Cause” within the meaning of this Agreement shall mean:

1)          Executive’s willful and material failure to comply in any material respect with the terms of this Agreement or any written policies or directives of the Board as determined by the Board in good faith in its sole discretion that results in material and demonstrable damage to Employer;

2)          Executive is convicted of, pleads guilty to, confesses to any felony or any act of fraud, misappropriation or embezzlement; or

3)          Executive engages in (i) fraudulent or dishonest acts that result in material and demonstrable damage to Employer or (ii) willful and negligent conduct causing material and demonstrable damage to the property, business or reputation of Employer.

For purposes of this Agreement, no act or failure to act by Executive shall be considered “willful” unless it is done, or omitted to be done, in bad faith or without a reasonable belief that Executive’s action or omission was in the best interests of Employer. Any act or failure to act based upon authority given pursuant to a resolution of the Board or upon the instructions of the Board or based upon the advice of counsel for Employer shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of Employer. Under no circumstances shall poor performance of Executive or Employer be deemed to constitute “Cause.”

3

No termination of Executive’s employment hereunder shall be effective as a termination for Cause unless the provisions set forth in this Section 5(a) shall first have been complied with. Executive shall be given written notice by the Board (the “Cause Notice”) of its intention to terminate his employment for Cause stating in reasonable detail the particular circumstances that constitute the grounds on which the proposed termination for Cause is based, and the Cause Notice shall be received by Executive no more than thirty (30) calendar days after the Board learns of such circumstances. Executive shall have ten (10) days after receiving such Cause Notice in which to request a hearing before the Board, wherein Executive is given an opportunity, together with his counsel, to be heard by the Board, such hearing to be held within fifteen (15) days after Executive’s receipt of such Cause Notice. If, within ten (10) days following such hearing (if timely requested), and otherwise within twenty (20) days after such Cause Notice is received by Executive, the Board adopts by the affirmative vote of a majority of the entire membership of the Board a resolution confirming that Cause for terminating Executive’s employment on the basis set forth in the Cause Notice exists, and Executive receives a copy of such resolution, Executive’s employment hereunder shall thereupon be terminated for Cause.

(ii)         For purposes of this Agreement, “Good Reason” shall mean the occurrence of any of the following events, without the written consent of Executive:

1)        Executive is no longer the Chief Financial Officer, and the most senior financial officer, of Employer or no longer reports directly to the current chief executive officer as of the Effective Date;

2)        A reduction in the Annual Base Salary, or the failure to pay when due the Annual Base Salary or any other material amounts due under this Agreement;

3)        A diminution or adverse change in Executive’s titles, authorities, duties, responsibilities or reporting relationships, or the assignment to Executive of duties that are inconsistent with, or materially impair his ability to perform, the duties of his position hereunder;

4)        A failure by Employer to procure, and deliver to Executive satisfactory evidence of, the assumption of this Agreement by any successor (or subsidiary);

5)        A material breach by Employer of any of its obligations to Executive under this Agreement;

6)        The relocation of Executive’s principal place of business outside of Long Island, NY; or

7)        A delivery of a non-renewal notice of the Term of Employment to Executive by Employer.

provided, however, that none of the Good Reason conditions or events described above shall constitute Good Reason unless and until Executive reasonably determines in good faith that a Good Reason condition has occurred and Executive terminates his employment within sixty (60) days after the condition or event which constitutes Good Reason occurs; and provided, further, in each case, that a prior written notice specifying the reasons within thirty (30) days after the initial existence of the condition and an opportunity to cure such condition (if curable) shall be afforded to Employer, and that “Good Reason” shall exist only if Employer shall fail to cure such condition within thirty (30) days after its receipt of such prior written notice. In addition, Executive must remain willing and able to continue to perform services in accordance with the terms of this Agreement until the effective date of termination and must not be in breach of any of his obligations hereunder.

4

(b)          Termination without Cause, for Good Reason, or Non-Renewal by Employer. If Employer terminates Executive’s employment without Cause, Employer provides a notice of non-renewal of this Agreement pursuant to Section 2, or Executive terminates his employment with Employer for Good Reason, Executive shall be entitled to receive:

(i)          A lump-sum cash payment from Employer in an amount equal to the Applicable Multiple times the Annual Base Salary (such Annual Base Salary as is in effect immediately prior to the date of such termination, disregarding any reduction therein that may constitute Good Reason), to be paid no later than forty (40) days following such termination (the “Applicable Multiple”, as used herein shall mean (i) 0.5 if the applicable termination of employment takes place prior to the first anniversary of the Effective Date or (ii) 1.0 if the applicable termination of employment takes place on or at any time after the first anniversary of the Effective Date);

(ii)         For a period of six (6) months following the termination of employment if the Applicable Multiple is 0.5, or twelve (12) months following the termination of employment if the Applicable Multiple is 1.0 (as applicable, the “Continuation Period”), Executive shall receive continuation of all employee benefits and fringe benefits to which Executive was entitled under Section 4(c) of this Agreement immediately prior to such termination of employment (including family coverage), on terms and conditions that are at least as favorable as those that would have been provided under Section 4(c) of this Agreement if Executive’s employment had continued for the Continuation Period (disregarding any reduction that may constitute Good Reason) (such employee benefits and fringe benefits are collectively referred to herein as the “Continued Benefits”), as permitted by applicable law; and

(iii)        The Accrued Benefits, payable no later than seven (7) days following such termination or as soon as practicable under the terms and conditions of the applicable plan, program or arrangement that are applicable to other senior executive participants.

If at any time Employer is unable to provide the Continued Benefits under the terms of the applicable plan, practice, program, policy or applicable law, Employer shall pay Executive, within ten (10) days following the date of Employer’s inability to provide such Continued Benefits, an amount in cash such that following Executive’s payment of applicable taxes thereon, Executive retains an amount equal to the cost to Executive of obtaining comparable employee benefits or fringe benefits.

5

(c)          Termination due to Death or Disability. Executive’s employment shall terminate automatically upon Executive’s death during the Term of Employment. If Employer determines in good faith that the Disability (as defined below) of Executive has occurred during the Term of Employment, it may provide Executive with written notice of its intention to terminate Executive’s employment. In such event, Executive’s employment with Employer shall terminate effective on the 30th day after receipt of such notice by Executive (the “Disability Effective Date”) provided that, within the 30 days after such receipt, Executive shall not have returned to full-time performance of Executive’s duties. For purposes of this Agreement, “Disability” shall mean the absence of Executive from Executive’s duties with Employer on a full-time basis for 180 consecutive days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by Employer or its insurers and acceptable to Executive or Executive’s legal representative.

Upon termination of Executive’s employment due to death, Executive’s estate, survivors or beneficiaries, shall receive all Accrued Benefits, payable no later than thirty (30) days following such termination or as soon as practicable under the terms and conditions of the applicable plan, program or arrangement. In addition, Executive’s estate shall be entitled to death benefits under any applicable plans and programs of Employer in accordance with the terms and provisions of such plans and programs.

Upon termination of Executive’s employment due to Disability, Executive shall receive all Accrued Benefits, paid within thirty (30) days of such termination. In addition, Executive shall be entitled to disability benefits under any applicable plans and programs of Employer in accordance with the terms and provisions of such plans and programs.

(d)          To receive any severance benefits provided for under Section 5(b) of this Agreement, Executive must deliver to Employer an executed general release of claims in substantially the same form as attached hereto as Exhibit A, provided, that in no event shall the release purport to release claims to the compensation described in Section 5(b) and, if applicable, other continuing rights under this Agreement. Such release shall be delivered by Employer not later than the fifth day following Employer’s termination of Executive’s employment without Cause or Executive’s resignation from Employer for Good Reason, and must be executed and returned by Executive not later than 28 calendar days following delivery thereof. Payment of any severance or other benefits under this Agreement shall commence on the next payroll date following execution, delivery and non-revocation of the release by Executive.

6.           Non-Competition and Non-Disclosure

(a)          Notwithstanding any other provisions in this Agreement, nothing in this Agreement shall prohibit Executive from acquiring or owning without disclosure to Employer less than 1% of the outstanding securities of any class of any competing corporation that are listed on a national securities exchange or traded in the over-the-counter market.

6

(b)          During the Term of Employment and for a period of five (5) years thereafter, Executive covenants and agrees that Executive shall keep strictly confidential all non-public proprietary information which Executive may obtain during the course of Executive’s employment with respect to the business practices, finances, developments, marketing, sales, customers, affairs, trade secrets and other confidential information of Employer which shall remain Employer’s exclusive property and Executive shall not disclose the same, except solely in the course of business on behalf of and for the benefit of Employer pursuant to this Agreement, except to the extent that the same is then: (i) publicly available (except where such information becomes publicly available as a result of Executive’s breach of his obligations under this Section 6(b)); (ii) is disclosed to Executive by a third party not under an obligation of confidentiality to Employer; or (iii) required to be disclosed under the laws of the United States or any state in any judicial or administrative proceeding. Executive further agrees that immediately upon the termination of his employment (irrespective of the time, manner or cause of termination), Executive will surrender and deliver to Employer all (1) lists, books, records, memoranda and data, computer discs, computer access codes, magnetic media, software, of every kind relating to or in connection with Employer’s Business and customers and suppliers of Employer, and (2) all of Employer’s personal and physical property.

(c)          During the Term of Employment and for a period of twelve (12) months thereafter, Executive covenants and agrees that Executive shall not compete, directly or indirectly, with Employer in Employer’s Business in any geographic area in which Employer has conducted Employer’s Business during the 12-month period immediately preceding the date of termination of Executive’s employment.

(d)          During the Term of Employment and for a period of twelve (12) months thereafter, Executive covenants and agrees that Executive shall not, alone or with others, directly or indirectly:

(i)          solicit for Executive’s benefit or the benefit of any person or organization other than Employer, the employment or other services of any individual whom Executive knows, or reasonably should know, is an executive or consultant of Employer; or

(ii)         solicit for Executive’s benefit or the benefit of any person or organization other than Employer, the employment of any individual whom Executive knows, or reasonably should know, is an executive of any customer of Employer, to compete with Employer’s Business.

Notwithstanding the foregoing, it shall not be a violation of this Section 6(d) for Executive to make good faith, generalized solicitations for employees through advertisements or search firms.

7.           Representation

Executive hereby represents and warrants that he is not a party to any agreement, whether oral or written, which would prohibit him from being employed by Employer.

7

8.           Resolution of Disputes

All disputes arising hereunder shall be finally determined by arbitration in the City and State of New York in accordance with the rules of the American Arbitration Association then obtaining, or any successor organization thereto. Such arbitration shall be conducted by a three person panel, one of whom is selected by each party and the third selected by the two arbitrators or, if the arbitrators cannot agree, selected from the lists of the American Arbitration Association. The arbitrators shall not have the power to abrogate, alter, modify or amend any of the provisions of this Agreement. Any award entered by the arbitrators shall be final and judgment thereon may be entered in any court having jurisdiction. Each party shall bear its own costs in connection with such arbitration. Notwithstanding the foregoing, Employer shall have the right to seek injunctive relief to maintain the status quo and/or to prevent violation of the terms thereof pending final determination of the rights and remedies of the parties in an arbitration proceeding. IN THAT REGARD, EACH OF THE PARTIES HEREBY IRREVOCABLY AGREES THAT THE COURTS OF THE STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION IN CONNECTION WITH ANY ACTIONS OR PROCEEDINGS ARISING BETWEEN THE PARTIES UNDER THIS AGREEMENT. EACH OF THE PARTIES HEREBY IRREVOCABLY CONSENTS AND SUBMITS TO THE JURISDICTION OF SAID COURTS FOR ANY SUCH ACTION OR PROCEEDING. EACH OF THE PARTIES HEREBY WAIVES THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING IN SAID COURTS.

9.           Notices

All notices shall be in writing and shall be delivered personally (including by courier), sent by facsimile transmission (with appropriate documented receipt thereof), by overnight receipted courier service (such as UPS or Federal Express) or sent by certified, registered or express mail, postage prepaid, to the parties at their address as set forth in this paragraph. Any such notice shall be deemed given when so delivered personally, or if sent by facsimile transmission, when transmitted, or, if mailed, forty-eight (48) hours after the date of deposit in the mail. Any party may, by notice given in accordance with this Section to the other party, designate another address or person for receipt of notices hereunder. Copies of any notices to be given to Employer shall be given simultaneously to: Wiggin and Dana LLP, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut 06901, Attention: Michael Grundei, Esq. Copies of any notices to be given to Employee should be mailed to Executive’s residence address as maintained by Employer in the regular course of its business for payroll purposes.

10.          Indemnification; Insurance

(a)          During the Term of Employment and thereafter, Employer agrees to indemnify and hold Executive and Executive’s heirs and representatives harmless, to the maximum extent permitted by law, against any and all damages, costs, liabilities, losses and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Expenses”) as a result of any claim, demand, request, investigation, dispute, controversy, threat, discovery request or request for testimony or information (collectively, a “Claim”) or any proceeding (whether civil, criminal, administrative or investigative), or any threatened Claim or proceeding (whether civil, criminal, administrative or investigative), against Executive that arises out of or relates to Executive’s service as an officer, director or employee, as the case may be, of Employer, or Executive’s service in any such capacity or similar capacity with an affiliate of Employer or other entity at the request of Employer, both prior to and after the Effective Date, and to promptly advance to Executive or Executive’s heirs or representatives all such Expenses upon receipt by Employer of a written request with appropriate documentation of such Expenses and, if required by applicable law, an undertaking by Executive to repay the amount advanced if it shall ultimately be determined that Executive is not entitled to be indemnified by Employer against such Expenses. Neither the failure of Employer (including the Board or Employer’s independent legal counsel or stockholders) to have made a determination in connection with any request for indemnification or advancement under this Section 10 that Executive has satisfied any applicable standard of conduct, nor a determination by Employer (including the Board or Employer’s independent legal counsel or stockholders) that Executive has not met any applicable standard of conduct, shall create a presumption that Executive has not met an applicable standard of conduct. The indemnification and advancement rights in this Section 10 shall be in addition to (and shall not restrict) any indemnification or advancement rights otherwise applicable to Executive.

8

(b)          During the Term of Employment and for at least five years thereafter, Employer also shall provide Executive with coverage under its current directors’ and officers’ liability policy that is no less favorable in any respect than the coverage then provided to any other present or former executive, officer or director of Employer. If Executive shall have any knowledge of any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, as to which Executive may request indemnity under this provision, Executive will give Employer prompt written notice thereof; provided, that the failure to give such notice shall not affect Executive’s right to indemnification unless and to the extent such failure materially impacts the defense of such claim. Employer shall be entitled to assume the defense of any such proceeding, and Executive will use reasonable efforts to cooperate with such defense. To the extent that Executive in good faith determines that there is an actual or potential conflict of interest between Employer and Executive in connection with the defense of a proceeding, Executive shall so notify Employer and shall be entitled to separate representation at Employer’s expense by counsel selected by Executive, which counsel shall reasonably cooperate, and reasonably coordinate the defense, with Employer’s counsel and reasonably minimize the expense of such separate representation to the extent consistent with Executive’s separate defense.

11.          Treatment of Excess Parachute Payments

Benefits payable under Section 5 upon or following a change in control may subject Executive to an excise tax (the “Excise Tax”) on “excess parachute payments” under Section 4999 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Code”). In the event that Executive becomes entitled to any such payments and/or benefits or any other amounts in the “nature of compensation” upon or in connection with a change in control, (all such payments and benefits, including the payments and benefits provided under this Agreement, as amended, being hereinafter called “Total Payments”) that would be subject (in whole or part) to the Excise Tax imposed under Section 4999 of the Code, the Total Award shall be reduced, if and to the extent provided below, so that no portion of the Total Payments is subject to the Excise Tax. The reduction provided in the foregoing sentence shall only occur if (i) the net present value of such Total Payments, as so reduced (and after subtracting the net amount of federal, state and local income taxes on such reduced Total Payments) is greater than (ii) the net present value of such Total Payments without such reduction (but after subtracting the net amount of federal, state and local income taxes on such Total Payments and the amount of Excise Tax to which you would be subject in respect of such unreduced Total Payments). In the event that the Total Award is reduced in accordance with the preceding sentence, such reduction shall first be applied to cash payments to which Executive is entitled to receive under this Agreement, as amended, and, to the extent such cash payments are not sufficient to satisfy the Excise Tax, then such reduction shall apply to equity or equity-linked awards then held by Executive. All determinations required to be made under this section shall be made by the Compensation Committee of the Board after consultation with any advisors it and Executive shall deem appropriate. If any portion of the Total Payments becomes subject to the Excise Tax, Executive acknowledges and agrees that the payment of such tax, together with any interest and penalties, shall be Executive’s sole responsibility.

9

12.         Code Section 409A

(a)          The intent of the parties is that payments and benefits under this Agreement comply with or be exempt from Section 409A of the Code and the regulations and guidance issued thereunder (“Code Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. If any provision of this Agreement (or of any award of compensation, including equity compensation or benefits) would cause Executive to incur any additional tax or interest under Code Section 409A, Employer shall, after consulting with and receiving the approval of Executive, reform such provision in a manner intended to avoid the incurrence by Executive of any such additional tax or interest; provided that Employer agrees to maintain, to the maximum extent practicable, the original intent and economic benefit to Executive of the applicable provision without violating the provisions of Code Section 409A.

(b)          A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Code Section 409A upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Code Section 409A, and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.” The determination of whether and when a separation from service has occurred for purposes of this Agreement shall be made in accordance with the presumptions set forth in Section 1.409A-1(h) of the Treasury Regulations.

(c)          Any provision of this Agreement to the contrary notwithstanding, if at the time of Executive’s separation from service, Employer determines that Executive is a “specified employee,” within the meaning of Code Section 409A, then to the extent any payment or benefit that Executive becomes entitled to under this Agreement on account of such separation from service would be considered nonqualified deferred compensation under Code Section 409A, such payment or benefit shall be paid or provided at the date which is the earlier of (i) six (6) months and one day after such separation from service and (ii) the date of Executive’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments and benefits delayed pursuant to this provision (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or provided to Executive in a lump-sum with interest at the prime rate as published by The Wall Street Journal on the first business day of the Delay Period, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.

10

(d)          Any reimbursements and in-kind benefits provided under this Agreement that constitute deferred compensation within the meaning of Code Section 409A shall be made or provided in accordance with the requirements of Code Section 409A, including that (i) in no event shall any fees, expenses or other amounts eligible to be reimbursed by Employer under this Agreement be paid later than the last day of the calendar year next following the calendar year in which the applicable fees, expenses or other amounts were incurred; (ii) the amount of expenses eligible for reimbursement, or in-kind benefits that Employer is obligated to pay or provide, in any given calendar year shall not affect the expenses that Employer is obligated to reimburse, or the in-kind benefits that Employer is obligated to pay or provide, in any other calendar year, provided that the foregoing clause (ii) shall not be violated with regard to expenses reimbursed under any arrangement covered by Section 105(b) of the Code solely because such expenses are subject to a limit related to the period the arrangement is in effect; (iii) Executive’s right to have Employer pay or provide such reimbursements and in-kind benefits may not be liquidated or exchanged for any other benefit; and (iv) in no event shall Employer’s obligations to make such reimbursements or to provide such in-kind benefits apply later than Executive’s remaining lifetime (or if longer, through the sixth (6th) anniversary of the Effective Date).

(e)          For purposes of Code Section 409A, Executive’s right to receive any installment payments shall be treated as a right to receive a series of separate and distinct payments. Whenever a payment under this Agreement specifies a payment period with reference to a number of days (for example, “payment shall be made within thirty (30) days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of Employer. In no event may Executive, directly or indirectly, designate the calendar year of any payment to be made under this Agreement, to the extent such payment is subject to Code Section 409A.

13.         Miscellaneous

(a)          THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW RULES THEREOF. EACH OF THE PARTIES HEREBY IRREVOCABLY AGREES THAT THE COURTS OF THE STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION IN CONNECTION WITH ANY ACTIONS OR PROCEEDINGS ARISING BETWEEN THE PARTIES UNDER THIS AGREEMENT. EACH OF THE PARTIES HEREBY IRREVOCABLY CONSENTS AND SUBMITS TO THE JURISDICTION OF SAID COURTS FOR ANY SUCH ACTION OR PROCEEDING. EACH OF THE PARTIES HEREBY WAIVES THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING IN SAID COURTS.

(b)          EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE ACTIONS OF ANY HOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

11

(c)          This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by an authorized representative of Employer and by Executive or, in the case of a waiver, by an authorized representative of Employer or by Executive, as the case may be. No such written instrument shall be effective unless it expressly recites that it is intended to amend, supersede, cancel, renew or extend this Agreement or to waive compliance with one or more of the terms hereof, as the case may be. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

(d)          If any provision or any portion of any provision of this Agreement or the application of any such provision or any portion thereof to any person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement, or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and such provision or portion of any provision as shall have been held invalid or unenforceable shall be deemed limited or modified to the extent necessary to make it valid and enforceable; in no event shall this Agreement be rendered void or unenforceable.

(e)          This Agreement shall be binding upon any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Employer and Employer shall require any such successor to expressly assume and agree in writing to perform this Agreement in the same manner and to the same extent that Employer would be required to perform it if no such succession had taken place, or, in the event Employer remains in existence, Employer shall continue to employ Executive under the terms hereof. No rights or obligations of Employer under this Agreement may otherwise be assigned or transferred by Employer. As used in this Agreement, “Employer” shall mean Employer and any successor to its business and/or assets which assumes or is obligated to perform this Agreement by contract, operation of law or otherwise. This Agreement shall inure to the benefit of and be enforceable by Executive and his personal or legal representatives, executors, estate, trustee, administrators, successors, heirs, distributees, devisees and legatees. Executive may not assign this Agreement or any rights hereunder, or delegate his duties under this Agreement, without the prior written consent of Employer; however, in the event of the death of Executive, all rights to receive payments hereunder shall become rights of Executive’s devisee, legatee or other designee or Executive’s estate.

(f)          The headings to the Sections of this Agreement are for convenience of reference only and shall not be given any effect in the construction or enforcement of this Agreement.

(g)          This Agreement and the Stock Option Award agreement, constitute the entire agreement and understanding between the parties and supersedes all prior discussions, agreements and undertakings, written or oral, of any and every nature with respect thereto, including the Consulting Agreement, dated September 13, 2016, as amended, between Employer and Dwyer Holdings, LLC, which shall be of no further force or effect other than with respect to rights vested thereunder as of the date hereof.

12

(h)          This Agreement may be executed by the parties hereto in separate counterparts which together shall constitute one and the same instrument.

(i)          In the event of the termination or expiration of this Agreement, the provisions of Sections 5, 6, 8, 9, 10, 11, 12, and 13 hereof shall remain in full force and effect, in accordance with their terms.

IN WITNESS WHEREOF, this Agreement has been executed on the date(s) set forth below.

MISONIX, INC.

By:	/s/ Stavros G. Vizirgianakis
Name: Stavros G. Vizirgianakis
Title: Chief Executive Officer

Date:	August 21, 2017

/s/ Joseph P. Dwyer
Joseph P. Dwyer

Date:	August 21, 2017

13

Exhibit A: Form of Release

14

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (the “Agreement”) is made and entered into by Joseph P. Dwyer (“Employee”) and Misonix, Inc. (the “Company”), jointly the “Parties.”

WHEREAS, the Company entered into an Employment Agreement with Employee dated as of August 21, 2017 (the “Employment Agreement”); and

WHEREAS, Employee shall terminate his positions with the Company and his employment with the Company will terminate on the Effective Date (as defined herein) of this Agreement (the “Separation Date”); and

WHEREAS, Employee and the Company mutually desire to settle in full any and all claims that they may have including, but not limited to, all claims that Employee asserted or could have asserted or which could have been raised prior to the date Employee executes this Agreement (and including, but not limited to, with respect to the Employment Agreement).

NOW, THEREFORE, in exchange for and in consideration of the mutual covenants and promises set forth in this Agreement, the Parties agree as follows:

1.	Settlement Payment and Benefits: Subject to the terms and conditions set forth herein, and in full, final and complete settlement of all claims between the Parties, following the execution and delivery of this Agreement by Employee to the Company:

(a)	[INSERT APPLICABLE PAYMENTS; EQUITY GRANT TREATMENT]

The [APPLICABLE PAYMENTS] (collectively the “Payments and Benefits”) are in excess of the payments and benefits to which Employee is entitled to receive in connection with his employment with the Company and the termination thereof, the sufficiency of which is hereby acknowledged.

(b)	The Company and Employee hereby acknowledge that the Employment Agreement shall terminate by mutual agreement of the Company and Employee, effective as of the Effective Date without further obligation to the Company, except as otherwise set forth herein.

2.	Timing of Settlement Payment and Benefits: The Company agrees that:

(i)	when the Company receives the fully executed original of this Agreement; and

(ii)	when the Revocation Period outlined in Section 5 of this Agreement has elapsed without revocation of this Agreement by Employee (the “Effective Date”); then,

(iii)	this Agreement will become effective and binding upon the Parties, in full, final and complete settlement.

3.	Additional Payments to Employee:

(a)	Salary Payments Through Separation Date: Employee shall be entitled to receive a final paycheck reflecting salary accrued through the Separation Date. Such final paycheck shall be issued within 5 business days after the Separation Date. Employee acknowledges that as of the date of Employee’s execution of this Agreement, Employee has been paid all wages due to Employee through _________ and has no further claim with respect thereto.

(b)	Employee Vacation: Employee acknowledges and represents that Employee has ___ days of accrued unused vacation days through the Separation Date, and therefore Employee shall receive a payment of $_______ for accrued unused vacation days within 5 business days after the Separation Date.

1

(c)	Expenses: Employee shall be reimbursed within 5 business days after the Separation Date for all business expenses incurred by Employee prior to the Separation Date. Employee acknowledges that as of the date of Employee’s execution of this Agreement, Employee has submitted and has been reimbursed for all claims for expense reimbursement incurred prior to the Separation Date.

(d)	No other payments. Employee acknowledges and represents that Employee is not entitled to receive any payment from the Company other than as provided in this Agreement and that, upon receipt of the payments set forth in this Section 3, Employee will have received all compensation of any kind, including without limitation wages, bonuses, commissions, and incentive pay, due him for his work for the Company.

4.	Release by Employee:

(a)	Employee, for Employee, Employee’s successors, administrators, heirs and assigns, hereby fully and generally releases, waives and forever discharges the Company, which is defined for the purposes of this Section 4 to include the Company and any affiliated company, parent company or subsidiary, and each of their respective predecessors, affiliates, assigns, members, directors, officers, and employees, whether past or present, from any and all actions, suits, debts, demands, damages, claims, judgments, liabilities, benefits or other remedial relief of any nature, including costs and attorneys’ fees, whether known or unknown, suspected or unsuspected, anticipated or unanticipated, which Employee has or may have from the beginning of the world to the date of Employee’s execution of this Agreement, including, but not limited to, all claims arising out of Employee’s employment with the Company, its subsidiaries, parent companies and affiliates, their predecessors, successors and assigns, such as (by way of example only) (i) any claim arising out of or related to contract (including, but not limited to, the Employment Agreement), quasi contract, tort, tortious course of conduct, libel or slander, defamation, privacy rights, public policy, law or equity, mental and/or emotional distress, back pay, front pay, loss of income, and including all claims for wages, commissions, notice, pay in lieu of notice, severance pay, bonus, impairment of economic opportunity, reimbursements, commissions, implied or express employment contracts and/or estoppel, or (ii) any claims for alleged violations under: The National Labor Relations Act, as amended; Title VII of the Civil Rights Act of 1964, as amended; The Civil Rights Act of 1991; Sections 1981 through 1988 of Title 42 of the United States Code, as amended; The Employee Retirement Income Security Act of 1974, as amended (but solely with respect to unvested benefits); The Immigration Reform Control Act, as amended; The Americans with Disabilities Act of 1990, as amended; The Age Discrimination in Employment Act of 1967, as amended; The Fair Labor Standards Act, as amended; The Occupational Safety and Health Act, as amended; The Family and Medical Leave Act of 1993; The New York State Human Rights Law, as amended; The New York Wage and Hour Laws, as amended; The New York Equal Pay Laws, as amended; the New York Civil Rights Laws, as amended; The New York State Executive Laws, as amended; The Consolidated Omnibus Budget Reconciliation Act, as amended (“COBRA”) (except as set forth in Section 4(e) below); The Sarbanes-Oxley Act of 2002; or any other federal, state or local civil or human rights law or any other local, state or federal law, regulation or ordinance, including without limitation any law, regulation or ordinance of the State of New York, or any local jurisdiction within the State. In addition, and without limiting the foregoing, Employee, for Employee, Employee’s successors, administrators, heirs and assigns, hereby fully and generally releases, waives and forever discharges the shareholders, licensors, agents, outside professional service providers and attorneys of the Company, whether past or present, from any and all actions, suits, debts, demands, damages, claims, judgments, liabilities, benefits or other remedial relief of any nature, including costs and attorneys’ fees, whether known or unknown, suspected or unsuspected, anticipated or unanticipated, which Employee has or may have from the beginning of the world to the date of Employee’s execution of this Agreement arising out of Employee’s employment with the Company, its subsidiaries, parent companies and affiliates, their predecessors, successors and assigns, including, but not limited, to the claims identified in clauses (i) and (ii) above.

(b)	The foregoing release includes any claim for costs, fees, or other expenses, including attorneys' fees, incurred in these matters.

2

(c)	Notwithstanding the foregoing, nothing herein shall be deemed a release, waiver or discharge by Employee of Employee’s right to institute any action required to enforce the terms of this Agreement including, but not limited to, Employee’s rights to obtain all payments due under this Agreement, as referenced herein;

(d)	Employee acknowledges and agrees that this release, and the covenant not to sue set forth in Section 6 of this Agreement, are essential and material terms of this Agreement and that, without such releases and covenant not to sue, no agreement would have been reached by the Parties and no payment would have been paid by the Company hereunder. Employee understands and acknowledges the significance and consequences of this Agreement.

(e)	The foregoing release does not apply to (i) any benefits to which Employee may be entitled under any benefit plan of the Company or its affiliates, including, but not limited to, its 401(k) plan (if applicable), (ii) any rights Employee may have to COBRA continuation coverage, (iii) any rights Employee may have to indemnification or insurance coverage under any agreement, articles of incorporation, bylaws, operating agreement or directors and officers insurance policy or applicable law, (iv) any rights Employee may have to workers’ compensation benefits, unemployment insurance benefits or any other benefits required to be provided by statute, or (v) any claims that may arise after the date of Employee’s execution of this Agreement.

(f)	Notwithstanding the foregoing, in the event a beneficiary of the release contained in this Section 4 files a claim or action against Employee based upon any claim arising prior to the execution of this Agreement, then the release contained in this Section 4 (and the covenant not to sue contained in Section 6) shall be null, void, and of no force or effect solely with respect to the person(s) or entity(ies) bringing such claims or actions.

5.	Release of Age Claims by Employee:

EMPLOYEE SPECIFICALLY WAIVES AND RELEASES THE COMPANY FROM ALL CLAIMS EMPLOYEE MAY HAVE AS OF THE DATE EMPLOYEE SIGNS THIS AGREEMENT REGARDING CLAIMS OR RIGHTS ARISING UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, 29 U.S.C. § 621 (“ADEA”). THIS SECTION 5 DOES NOT WAIVE ANY RIGHTS OR CLAIMS THAT MAY ARISE UNDER THE ADEA AFTER THE DATE EMPLOYEE SIGNS THIS AGREEMENT.

EMPLOYEE FURTHER AGREES:

(a)	THAT EMPLOYEE’S WAIVER OF RIGHTS UNDER THIS RELEASE IS KNOWING AND VOLUNTARY AND IN COMPLIANCE WITH THE OLDER WORKER’S BENEFIT PROTECTION ACT OF 1990;

(b)	THAT THE PAYMENT CALLED FOR IN THIS AGREEMENT WOULD NOT BE PROVIDED TO ANY EMPLOYEE TERMINATING HIS OR HER EMPLOYMENT WITH THE COMPANY WHO DID NOT SIGN A RELEASE SIMILAR TO THIS RELEASE, THAT SUCH PAYMENT WOULD NOT HAVE BEEN PROVIDED HAD EMPLOYEE NOT SIGNED THIS RELEASE, AND THAT THE PAYMENT IS IN EXCHANGE FOR THE SIGNING OF THIS RELEASE;

(c)	THAT EMPLOYEE REALIZES THAT FOLLOWING EMPLOYEE’S EXECUTION OF THIS RELEASE EMPLOYEE HAS SEVEN (7) DAYS IN WHICH TO REVOKE THIS RELEASE BY WRITTEN NOTICE TO THE COMPANY; AND

(d)	THAT THE RELEASE OF ANY RIGHTS UNDER THE ADEA SHALL BE VOID AND OF NO FORCE AND EFFECT IF EMPLOYEE CHOOSES TO SO REVOKE, AND IF EMPLOYEE CHOOSES NOT TO SO REVOKE, THAT THIS RELEASE OF ANY RIGHTS UNDER THE ADEA SHALL THEN BECOME EFFECTIVE AND ENFORCEABLE.

3

ANY REVOCATION BY EMPLOYEE IN ACCORDANCE WITH THIS SECTION 5 MUST BE SUBMITTED, IN WRITING, TO COUNSEL TO THE COMPANY AS FOLLOWS: [COMPANY COUNSEL] AND STATE, “I HEREBY REVOKE MY WAIVER OF RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT CONTAINED IN THE SEPARATION AGREEMENT AND GENERAL RELEASE BETWEEN ME AND THE COMPANY.” THE REVOCATION MUST BE PERSONALLY DELIVERED TO [COMPANY COUNSEL], OR ITS DESIGNEE, OR MAILED TO [COMPANY COUNSEL], POSTMARKED WITHIN SEVEN (7) DAYS OF EMPLOYEE ’S EXECUTION OF THIS AGREEMENT. THIS WAIVER OF RIGHTS UNDER THE ADEA SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED. IF THE LAST DAY OF THE REVOCATION PERIOD IS A SATURDAY, SUNDAY OR LEGAL HOLIDAY IN NEW YORK, THEN THE REVOCATION PERIOD SHALL NOT EXPIRE UNTIL THE NEXT FOLLOWING DAY WHICH IS NOT A SATURDAY, SUNDAY OR LEGAL HOLIDAY.

6.	Covenant Not to Sue: To the maximum extent permitted by law, Employee covenants not to sue or to institute or cause to be instituted any action in any federal, state, or local agency or court against the Company (as defined in Section 4 hereinabove) asserting any of the claims released in this Agreement.

7.	Release by Employer:

(a)	The Company (which is defined for this Section 7 to include the Company and any affiliated company, parent company or subsidiary, and each of their respective predecessors, affiliates, and assigns) hereby fully and generally releases, waives and forever discharges Employee, his successors, administrators, heirs and assigns (collectively “Employee”), from any and all actions, suits, debts, demands, damages, claims, judgments, liabilities, benefits or other remedial relief of any nature, including costs and attorneys’ fees, whether known or unknown, suspected or unsuspected, anticipated or unanticipated, which the Company has or may have from the beginning of the world through the Effective Date of this Agreement, including, but not limited to, all claims referring or relating to Employee’s employment with the Company.

(b)	The foregoing release by the Company includes any claim for costs, fees, or other expenses, including attorneys' fees, incurred in these matters.

(c)	Notwithstanding the foregoing:

(i)	if and to the extent Employee is charged with or is the target or subject of allegations of criminal conduct by any federal, state or foreign governmental body, agency or instrumentality, the Company’s release of Employee set forth in Section 7(a) of this Agreement does not include any claims based upon or arising out of such criminal conduct;

(ii)	Section 6 of the Employment Agreement (which addresses Employee’s Confidentiality, Non-Competition and Non-Solicitation obligations), remains in full force and effect; and

(iii)	nothing herein shall prevent the Company from instituting any action required to enforce the terms of this Agreement.

(d)	The Company acknowledges and agrees that this release is an essential and material term of this Agreement and that, without such release, no agreement would have been reached by the Parties.

(e)	To the maximum extent permitted by law, the Company (as defined in Section 7(a) hereinabove) covenants not to sue or to institute or cause to be instituted any action in any federal, state, or local agency or court against Employee asserting any of the claims released in this Agreement.

(f)	Notwithstanding the foregoing, in the event an person or entity who is a beneficiary of the release contained in this Section 7 files a claim or action against the Company (as defined in Section 4 above) that is encompassed within the scope of the release provided to Company pursuant to Section 4 above, then the release and covenant not to sue contained in this Section 7 shall be null, void, and of no force or effect solely with respect to the person(s) or entity(ies) bringing such claims or actions.

4

8.	Additional Obligations of Employee:

(a)	Employee shall tender his resignation (i) from the Board of Directors of the Company (the “Board”), and (ii) as President and Chief Executive Officer of the Company, by executing and delivering a resignation letter on the date of Employee’s execution of this Agreement (the “Resignation Notice”). The Company shall hold the Resignation Notice in escrow pending the Effective Date of the Agreement.

9.	No Prior Suit: Employee further represents and warrants that Employee has not previously filed any suit, charge, grievance, complaint or proceeding of any kind against the Company in any court or before any administrative or investigative body or agency (whether public, quasi-public or private). Employee expressly represents and warrants that Employee has not exercised his right to file any suit against the Company. To the extent any such suit, charge, grievance, complaint or proceeding has been filed on Employee’s behalf, Employee agrees that Employee will take any and all steps necessary to withdraw it with prejudice and that Employee is not entitled to receive any monetary damages or equitable relief in connection therewith.

10.	Confidentiality:

(a)	Prior to the filing by the Company of a Form 8-K with respect to this Agreement, Employee shall not publicly disclose the terms and provisions of this Agreement, or the existence of this Agreement, without the written consent of the Company (except as required by applicable law, or as may be reasonably necessary in connection with enforcing the terms or provisions of this Agreement, or except for disclosures to Employee’s attorneys, accountants, immediate family, medical providers, financial advisors and/or tax preparers).

(b)	Nothing in this Agreement shall prohibit or restrict Employee from lawfully (i) initiating communications directly with, cooperating with, providing information to, causing information to be provided to, or otherwise assisting in an investigation by the Securities and Exchange Commission (“SEC”), the Department of Justice, the Equal Employment Opportunity Commission (“EEOC”), the Congress, or any other governmental or regulatory agency, entity, or official(s) or self-regulatory organization (collectively, “Governmental Authorities”) regarding a possible violation of any law, rule, or regulation; (ii) responding to any inquiry or legal process directed to Employee individually (and not directed to the Company and/or its subsidiaries) from any such Governmental Authorities, including an inquiry about the existence of this Agreement or its underlying facts or circumstances; (iii) testifying, participating or otherwise assisting in an action or proceeding by any such Governmental Authorities relating to a possible violation of law; or (iv) making any other disclosures that are protected under the whistleblower provisions of any applicable law, rule, or regulation. Additionally, pursuant to the federal Defend Trade Secrets Act of 2016, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (x) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; (y) is made to Employee’s attorney in relation to a lawsuit for retaliation against Employee for reporting a suspected violation of law; or (z) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Nor does this Agreement require Employee to obtain prior authorization from the Company before engaging in any conduct described in this paragraph, or to notify the Company that Employee has engaged in any such conduct.

11.	Non-Disparagement: Employee agrees that Employee will not disparage or encourage or induce others to disparage the Company (which, for purposes of this Section 11, is defined to include the Company and any affiliated company, parent company or subsidiary, and each of their respective predecessors, affiliates, assigns, shareholders, members, directors, officers, employees, agents and attorneys, whether past, present or future). Notwithstanding the foregoing, the obligations pursuant to the preceding sentence shall not apply with respect to any person or entity that disparages, or encourages or induces others to disparage, Employee. The Company agrees that neither it nor any affiliated company, parent company or subsidiary, each of their respective predecessors, affiliates, or assigns, will authorize any person to disparage or encourage or induce others to disparage Employee, and the Company shall instruct the members of its Board of Directors and its management team not to disparage Employee. The provisions of this Section 11 shall not apply with respect to any statement made in connection with any litigation or governmental investigation, or with any filing required by law.

5

12.	Company Property: Employee represents that Employee shall within five business days after the Effective Date (i) provide or return to the Company any and all Company property, including, but not limited to, keys, key cards, access cards, identification cards, employer credit cards, network access devices, computers, laptops, cell phones, smartphones, manuals, reports, files, books, compilations, work product, e-mail messages, recordings, tapes, disks, thumb drives or other removable information storage devices, hard drives, and all Company documents and materials belonging to the Company and stored in any fashion, including but not limited to those that constitute or contain any Confidential Information, that were in the possession or control of Employee, whether they were provided to Employee by the Company or any of its business associates or created by Employee in connection with Employee’s employment by the Company; and (ii) delete or destroy all copies of any such documents and materials not returned to the Company that remain in Employee’s possession or control, including those stored on any non-Company devices, networks, storage locations and media in Employee's possession or control. Notwithstanding the foregoing, Employee may, if he desires and after he has provided the device(s) in question to the Company so that all of the Company’s information may be purged from such device(s), retain any laptop, smartphone or tablet in his possession, provided, however, that any wireless service contract pertaining to such devices must be assumed by Employee. The Company acknowledges and agrees that Employee’s personal property maintained in his office shall be packed and delivered to a location designated by Employee within five business days after the Effective Date.

13.	Indemnification; Insurance: Employee shall continue to be entitled to indemnification, advancement of expenses and reimbursement to the extent permitted to him under the Company’s By-Laws and Certificate of Incorporation in effect as of the date of execution of this Agreement. In addition, the Company shall maintain directors’ and officers’ liability insurance for Employee’s benefit, if any, that shall be no less favorable to Employee than such insurance made available to or for the benefit of other former directors or officers of the Company.

14.	Acknowledgment: Employee acknowledges by signing this Agreement that Employee has read and understands this document, that Employee has had the opportunity to confer with an attorney of Employee’s choice regarding the terms and meaning of this Agreement, and that Employee has been represented by such independent legal counsel of Employee’s choice throughout all of the negotiations up to and including the execution of this Agreement. Employee further acknowledges that Employee has read this Agreement in its entirety, that Employee has had all of its provisions explained to Employee by Employee’s counsel and has had answered any and all questions that Employee has had with regard to the meaning of any of the provisions thereof, that Employee assents to all the terms and conditions contained herein and that Employee has had sufficient time to consider the terms provided for in this Agreement, that no representations or inducements have been made to Employee except as set forth in this Agreement, and that Employee has signed the same KNOWINGLY AND VOLUNTARILY.

15.	Governing Law; Jurisdiction: This Agreement and any and all claims, controversies or disputes (including, without limitation, contract, tort and statutory claims and counterclaims) arising under, relating in any way to, or in any way connected with (a) this Agreement (including, without limitation, any question regarding its formation, existence, validity, enforceability, performance, interpretation, breach or termination), or (b) the interpretation and enforcement of the rights and duties of the Parties, shall be governed by and construed solely in accordance with the laws of the State of New York without giving effect to any choice or conflict of laws principle or rule (whether of the State of New York or any other jurisdiction), that would cause the application of the laws of any jurisdiction other than the substantive laws of the State of New York. The Parties hereby irrevocably agree that any federal or state court located in the State of New York, county of New York shall have exclusive jurisdiction in relation hereto.

6

16.	Severability: In the event that any section, subsection or provision of this Agreement shall be determined to be partially contrary to governing law or otherwise partially unenforceable, the section, subsection or provision of this Agreement shall be enforced to the maximum extent permitted by law, and if any section, subsection or provision of this Agreement shall be determined to be totally contrary to governing law or otherwise totally unenforceable, the section, subsection or provision shall be severed and disregarded and the remainder of this Agreement shall be enforced to the maximum extent permitted by law.

17.	Non-Admission of Liability: The Parties agree that neither this Agreement nor the performance by the Parties hereunder constitutes an admission by either of the Parties of any violation of any federal, state, or local law, regulation, common law, breach of any contract, or any other wrongdoing of any type.

18.	Cooperation: Employee shall, upon reasonable notice, reasonably cooperate with the Company with respect to any claim, dispute, litigation, inquiry, investigation or proceeding concerning any matter with which Employee was involved while working for the Company; provided, however, that the Company shall make reasonable efforts to minimize disruption of Employee’s other activities. The Company shall reimburse Employee for all reasonable expenses incurred by Employee in connection with such cooperation and, to the extent more than incidental cooperation is required, shall compensate Employee at an hourly rate based on Employee’s base salary as of the date of termination of Employee’s employment.

19.	Non-Assignability: The rights and benefits under this Agreement are personal to Employee and such rights and benefits shall not be subject to assignment, alienation or transfer, except that in the event of Employee’s death such rights shall be deemed automatically assigned to Employee’s estate.

20.	Entire Agreement. This Agreement sets forth all the terms and conditions with respect to the settlement of claims asserted by Employee against the Company and thereby supersedes and replaces any and all other agreements or understandings Employee may have had with respect thereto. This Agreement may not be modified or amended except in writing and signed by both Employee and an authorized representative of the Company.

21.	Notices: All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given when hand-delivered or sent over night by a nationally recognized courier service as follows: If to the Company: MISONIX, INC., 1938 New Highway, Farmingdale, NY 11735, Attn: Chief Financial Officer, with a copy to [counsel]. If to Employee: [address], with a copy, which shall not constitute notice, to [counsel].

22.	Headings: The headings used in this Agreement are for illustrative purposes for the convenience of the Parties only.

23.	Counterparts: This Agreement may be signed in any number of counterparts by the Parties hereto, all of which taken together shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

24.	Section 409A: This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), or an exemption thereunder and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of employment shall only be made upon a "separation from service" under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Employee on account of non-compliance with Section 409A.

7

EMPLOYEE HAS BEEN ADVISED IN WRITING THAT EMPLOYEE HAS HAD AT LEAST TWENTY-ONE (21) DAYS TO CONSIDER THIS AGREEMENT AND TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTION OF THIS AGREEMENT. EMPLOYEE AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS AGREEMENT DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL TWENTY-ONE (21) DAY CONSIDERATION PERIOD.

HAVING ELECTED TO EXECUTE THIS AGREEMENT, TO FULFILL THE PROMISES SET FORTH HEREIN, AND TO RECEIVE THE BENEFITS SET FORTH IN SECTION 1 ABOVE, EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT INTENDING TO WAIVE, SETTLE AND RELEASE (TO THE EXTENT SET FORTH HEREIN), ALL CLAIMS EMPLOYEE HAS OR MIGHT HAVE AGAINST THE COMPANY.

8

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the dates set forth below.

MISONIX, INC.

By:
Name:
Title:

Dated:

JOSEPH P. DWYER

Dated:

9